Exhibit 99.1

UTSTARCOM AMENDS NOTEHOLDER CONSENT SOLICITATION

ALAMEDA, CA, Jan. 8, 2007—UTStarcom, Inc. (NASDAQ: UTSI) previously announced that it is soliciting consents from the holders (the “Holders”) of its 7/8% convertible subordinated notes due 2008 (CUSIP Nos. 918076AA8 and 918076AB6) (the “Notes”) to proposed amendments (the “Proposed Amendments”) of certain provisions of the indenture pursuant to which the Notes were issued (the “Indenture”) and a temporary waiver (the “Proposed Waiver”) of rights to pursue remedies available under the Indenture with respect to certain defaults thereunder (the “Original Consent Solicitation”).

UTStarcom announced today that is amending the terms of the Original Consent Solicitation to extend the date the consent solicitation expires, (as such date may be further extended to a later time or date or terminated early, the “Consent Date”) to 5:00 p.m., New York City time, January 9, 2007.  The Original Consent Solicitation was previously scheduled to expire at 5:00 p.m., New York City time, on January 5, 2007.

In addition, UTStarcom is modifying the terms of the consent solicitation as further described in a supplemental consent solicitation statement (the “Supplemental Consent Solicitation Statement”), dated January 8, 2007, copies of which are available from the Information Agent (listed below).

Under the terms of the Supplemental Consent Solicitation Statement (as such modifies the Original Consent Solicitation, the “Consent Solicitation”):

•                  If UTStarcom receives the requisite consents from Holders, UTStarcom will, upon the terms and subject to the conditions described in the Supplemental Consent Solicitation Statement, pay an additional 6.75% per annum (payable semi-annually) in special interest on the Notes (the “Special Interest”) from and after the date the Proposed Amendments become effective to the maturity date of the Notes, unless the Notes are earlier repurchased or converted.  Special Interest will be due in addition to and subject to the same conditions as other payments of interest provided for in the Indenture.  The Proposed Amendments will become

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA  94502

effective through the execution of a supplemental indenture to the Indenture (the “Supplemental Indenture”).

•                  The Consent Fee (as defined in the Original Consent Solicitation) has been eliminated.

Consents previously delivered may be revoked prior to the Consent Date.  After the Consent Date, such consents, if validly delivered (and not properly revoked), will be included in determining whether the requisite consents to the Proposed Amendments and the Proposed Waiver from Holders have been received.  Holders having previously validly delivered (and not revoked) consents with respect to certain Notes need take no further action in order to deliver their consent with respect to such Notes.

Holders having not previously delivered consents with respect to certain Notes and desiring to consent with respect to such Notes must deliver an amended letter of consent, as provided with the Supplemental Consent Solicitation Statement (the “Amended Letter of Consent”) in accordance with the terms contained in the Supplemental Consent Solicitation Statement and the Amended Letter of Consent.

UTStarcom has issued a Supplemental Consent Solicitation Statement that reflects the foregoing changes.  The Supplemental Consent Solicitation Statement is available for review by all Holders and may be obtained from the Information Agent.  UTStarcom advises all Holders to review the section entitled “Certain United States Federal Income Tax Considerations,” which has been amended to reflect important considerations respecting the U.S. federal income tax consequences of the Consent Solicitation as currently structured.

UTStarcom reserves the right, in its sole discretion, to further amend the Consent Solicitation or further extend the Consent Date.

Citigroup Corporate and Investment Banking is serving as the solicitation agent for the consent solicitation. Questions regarding the Consent Solicitation may be directed to Citigroup Corporate and Investment Banking at (800) 558-3745 (toll-free) or (212) 723-6106. The information agent for the Consent Solicitation is Global Bondholder Services Corporation. Requests for copies of the

Supplemental Consent Solicitation Statement and related documents may be directed to Global Bondholder Services Corporation at (866) 937-2200 (toll- free) or (212) 430-3774.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the Notes nor is this announcement an offer to sell or a solicitation of an offer to purchase new securities. The Consent Solicitation is made solely by means of the Consent Solicitation Statement, dated December 22, 2006, as amended and restated by the Supplemental Consent Solicitation Statement, dated January 8, 2007, and the related Letters of Consent and Amended Letters of Consent.

Forward-Looking Statements

This press release includes statements that disclose UTStarcom’s or management’s intentions, expectations or predictions of the future, including statements about claims of default with respect to UTStarcom’s notes and potential consequences, and these statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. UTStarcom cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the review of UTStarcom’s historical stock-based compensation practices and the related potential accounting impact; (2) the timing of the completion of such review by the special committee of UTStarcom’s Board of Directors and the independent outside legal counsel engaged by the committee  to conduct the review; (3) any potential restatement and filing of previously issued financial statements and assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting; (4) the review and filing of UTStarcom’s Form 10-Q for the fiscal quarter ended September 30, 2006; (5) the possibility that the occurrence of an event of default under the Indenture could cause acceleration of repayment of the entire principal amounts and accrued interest on the notes; (6) the possibility that the NASDAQ Listing Qualifications Panel may not grant UTStarcom’s request for an extension to regain compliance with NASDAQ listing qualifications or UTStarcom’s failure to regain compliance within any extension period that is granted, in which case UTStarcom’s common stock would be delisted from The NASDAQ Stock Market; (7) any adverse results of lawsuits or governmental inquiries; and (8) additional risks and uncertainties and important factors described in UTStarcom’s filings with the SEC, including our most recent annual report on Form 10-K. There can be no assurance that the outcome of the review by UTStarcom’s special committee of UTStarcom’s past stock-based compensation practices and the related potential accounting impact will not result in a restatement of financial results provided by the company for any historical period. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in the United States, Canada, China, Korea and India. UTStarcom is a FORTUNE 1000 company

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Company Contact

Andy Tennille

Senior Manager, Public Relations

UTStarcom, Inc.

(510) 814-4421

andy.tennille@utstar.com

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